UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

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TEMECULA VALLEY BANCORP INC.
(Exact name of Registrant as specified in its charter)

California	001-33897	46-0476193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27710 Jefferson Avenue Suite A100 Temecula, California	92590
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (951) 694-9940

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

As discussed in the press release attached hereto, Temecula Valley Bancorp Inc. along with its wholly owned bank subsidiary, Temecula Valley Bank, entered into a non-binding letter of intent with Bancroft Capital and other institutional investors including Orient Property Group LLC. Pursuant to the terms of the letter, the Bancroft/Orient group have agreed, subject to the satisfaction of multiple conditions including the completion of due diligence and the receipt of all required approvals, to take steps toward the execution of binding definitive agreements relative to: (i) the purchase of equity securities of Temecula for an aggregate $105 million cash investment; and (ii) the transfer of certain nonperforming and sub-performing assets of Temecula Valley Bank to a separate entity to be owned by investors and the Bank with initial cash of $105 million provided by investors.

The securities proposed to be offered in the transaction have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The attached press release is provided for general information and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated June 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMECULA VALLEY BANCORP INC.

Date: June 1, 2009	By:	/s/ FRANK BASIRICO, JR.
Frank Basirico, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 1, 2009